                                                            Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------
                                EXIDE CORPORATION
             (Exact name of registrant as specified in its charter)
                                -----------------

                   DELAWARE                                23-0552730
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

                                 645 PENN STREET
                          READING, PENNSYLVANIA 19601
                           TELEPHONE: (610) 378-0500
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                EXIDE CORPORATION
                          1998-2000 STOCK OPTION GRANTS
                            (Full title of the plan)


                             JOHN R. VAN ZILE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                EXIDE CORPORATION
                          3600 GREEN COURT, SUITE 720
                           ANN ARBOR, MICHIGAN 48105
                           TELEPHONE: (734) 827-2563
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                            CARTER W. EMERSON, ESQ.
                                KIRKLAND & ELLIS
                             200 East Randolph Drive
                            CHICAGO, ILLINOIS 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                     Title of Securities            Amount to be      Proposed Maximum     Proposed Maximum       Amount of
                       to be Registered            Registered(1)         Aggregate        Aggregate Offering   Registration Fee
                                                                       Offering Price           Price
                                                                        Per Share(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......................      2,050,000           $8.09           $16,584,500.00         $4,378.31
==================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Securities and Exchange Commission Rule 457(c); based on the average of the high and low price per share of the Common Stock on June 26, 2000, as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to
          Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information. Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Exide Corporation 1998-2000 Stock Option Grants are available without charge by contacting:

                             John R. Van Zile, Esq.
                  Vice President, General Counsel and Secretary
                                Exide Corporation
                           3600 Green Court, Suite 720
                            Ann Arbor, Michigan 48105
                            Telephone: (734) 827-2563

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

          (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 22, 1993.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The Company will provide without charge to each person to whom this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Registration Statement, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to:
                             John R. Van Zile, Esq.
                  Vice President, General Counsel and Secretary
                                Exide Corporation
                           3600 Green Court, Suite 720
                            Ann Arbor, Michigan 48105
                            Telephone: (734) 827-2563

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may, and in certain cases must, be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action. In the case of a derivative action, such person must be indemnified against expenses (including attorneys' fees). In either type of action the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for expenses. In a non-derivative action this indemnification does not apply to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

          Article Tenth of the Company's Certificate of Incorporation and
Article V of the Company's Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL as currently in effect or as the same may be amended (but only to provide fuller indemnification) in the future.

          Article Ninth of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

23.1 Consent of Independent Accountants
24.1 Power of Attorney (included on signature page)
99.1 Amended and Restated Nonqualified Stock Option Agreement - Robert A. Lutz, incorporated by reference to Exhibit 10.25 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2000.
99.2 Amended and Restated Nonqualified Stock Option Agreement-Ronald J. Gardhouse, incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.
99.3 Nonqualified Stock Option Agreement-Kevin R. Morano, incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

Item 9.   UNDERTAKINGS

(a) RULE 415 OFFERING

The undersigned registrant hereby undertakes:

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Reading, Pennsylvania on June 28, 2000.

                                EXIDE CORPORATION

                              By:   /s/ Robert A. Lutz
                                    ------------------------------------
                                    Robert A. Lutz
                                    Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Kevin R. Morano and John R. Van Zile, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name please and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                                   Title                          Date
   -------------------------                -------------------------------     --------------
By: /s/ Robert A. Lutz                      Chairman and Chief Executive         June 28, 2000
   -------------------------                Officer
       Robert A. Lutz                        (principal executive officer)

By: /s/ Kevin R. Morano                     Executive Vice President and         June 28, 2000
   -------------------------                Chief Financial Officer
       Kevin R. Morano                       (principal financial officer)


By: /s/ Kenneth S. Pawloski                 Vice President, Corporate             June 28, 2000
   -------------------------                Controller
      Kenneth S. Pawloski                    (principal accounting officer)



By: /s/ Francois J. Castaing                 Director                             June 28, 2000
   -------------------------
     Francois J. Castaing

By: /s/ Lynne V. Cheney                     Director                             June 28, 2000
   -------------------------
      Lynne V. Cheney

By: /s/ Jody G. Miller                      Director                             June 28, 2000
   -------------------------
       Jody G. Miller

By: /s/ John A. James                       Director                             June 28, 2000
   -------------------------
       John A. James

By: /s/ Heinz C. Prechter                   Director                             June 28, 2000
   -------------------------
       Heinz C. Prechter

By: /s/ John E. Robson                      Director                             June 28, 2000
   -------------------------
       John E. Robson

                                       5